UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 7, 2010

(Date of earliest event reported)

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Recent contracts

GT Solar International, Inc. (the “Company”) is a leading global provider of polysilicon production equipment and technology, crystal ingot growth systems and related services principally for the solar industry.  During the quarter ended April 3, 2010, the photovoltaic, or PV, segment of the Company’s business entered into contracts with, among other customers, JA Solar Holdings Co., Ltd., Yingli Green Energy Holding Company Limited and SAS, having an aggregate value, over the term of the applicable contracts, in excess of $250 million.  During the quarter ended July 3, 2010, the same segment of the Company’s business entered into contracts with over 20 customers having an aggregate value, over the term of the applicable contracts, in excess of $274 million.

On June 8, 2010, the Company announced that its polysilicon segment had entered into contracts with a total value of more than $70 million with a leading Asian polysilicon manufacturer for new chemical vapor deposition, or CVD, equipment and related polysilicon production services.  In August 2010, the Company also announced that the same segment  had received a $23.4 million follow-on order from South Korea-based polysilicon producer OCI Company, Ltd. for its newest SDR™ 400 CVD reactors and other equipment to support OCI’s polysilicon plant expansion.

Financial and Business Developments

Net Bookings in the First Quarter FY 2011 (Quarter Ended July 3, 2010)

During the first fiscal quarter ended July 3, 2010, the Company generated net bookings, which is defined as additions to our backlog less any contract terminations and other contract adjustments, of approximately $353 million, including approximately $78 million in the polysilicon business and approximately $274 million in the PV business.

Backlog

Our order backlog consists of signed purchase orders or other written contractual commitments. The table below sets forth our order backlog as of July 3, 2010 by product category:

	July 3, 2010
Product Category	Amount	% of Backlog
	(dollars in millions)
Photovoltaic business	$604	54%
Polysilicon business	520	46%

Total	$1,124	100%

Our order backlog includes deferred revenue which represents equipment that had been shipped to customers but not yet recognized as revenue. Substantially all of the contracts in our order backlog require the customer either to post a standby letter of credit in our favor and/or make advance payment prior to shipment of equipment. Our order backlog as of July 3, 2010, included $321.3 million of deferred revenue, $139.1 million of non-refundable customer deposits and $90.8 million of letters of credit. The remaining amount, $572.7 million, consists of the balance of undelivered orders.

The backlog in the Company’s PV business at July 3, 2010, included $87.0 million of deferred revenue, $57.3 million of non-refundable customer deposits and $60.5 million of letters of credit.  The remaining amount of backlog in the PV business, $399.3 million, consists of the balance of undelivered orders.  The backlog in the Company’s polysilicon business at July 3, 2010, included $234.3 million of deferred revenue, $81.8 million of non-refundable customer deposits and $30.3 million of letters of credit.  The remaining amount of backlog in the polysilicon business, $173.4 million, consists of the balance of undelivered orders.

Although most of our orders require substantial non-refundable deposits, the Company’s order backlog as of any particular date should not be relied upon as indicative of our revenues for any future period.

Directional Solidification System (DSS) Furnaces

The principal products of the Company’s PV business are the directional solidification systems (DSS) furnaces and related equipment.  These products are used to cast multicrystalline ingots by melting and cooling polysilicon in a precisely controlled process. These ingots are used to make PV wafers which are, in turn, used to make solar cells.  The Company believes that, based on estimates generated by its management, that its DSS units were responsible for over one-half of the multicrystalline wafer manufacturing capacity installed as of December 31, 2009.

Certain Non-GAAP Financial Metrics

During the twelve month period ended July 3, 2010, the Company’s non-cash working capital as a percentage of last-twelve-months’ revenue was negative 14.8%, free cash flow was $114 million and return on equity was 65.8%.  Each of the foregoing financial metrics is deemed a non-GAAP financial measure.

SEC regulations discourage the use of non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this current report on Form 8-K helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company defines “working capital investment” as current assets exclusive of cash and cash equivalents and short-term investments less current liabilities.  The Company considers the average working capital investment as a percentage of last-twelve-months’ revenue  to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

The Company defines “free cash flow” as cash flow from operations less capital expenditures.  The

Company considers free cash flow to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

The Company defines “return on equity” as net income for a given period as a percentage of the average balance in stockholders’ equity for the same period    The Company considers return on equity to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Working capital investment, free cash flow and return on equity should be considered in addition to, not as a substitute for, the Company’s working capital, cash flow from operations, and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Working Capital Investment

LTM Sales		$607,592

Fiscal Year ended 4/3/2010	$544,245
Plus: Three Months Ended 7/3/2010	135,166
Less: Three Months Ended 6/27/2009	(71,819)
	$607,592

Working Capital Investment		$(90,187)

Current Assets	$621,270
Less: Cash & Cash Equivalents	(256,452)
Less: Short-term Investments	(19,962)
Less: Current Liabilities	(435,043)
	$(90,187)

Working Capital Investment / LTM sales		(14.8)%

LTM Free Cash Fow

LTM Cash From Operations		$119,396
Fiscal Year ended 4/3/2010	147,276
Plus: Three Months Ended 7/3/2010	25,613
Less: Three Months Ended 6/27/2009	(53,493)
	119,396

Less: LTM Capital Expeditures		$(5,663)

Year ended 4/3/2010	$4,573
Plus: Three Months Ended 7/3/2010	1,264
Less: Three Months Ended 6/27/2009	(174)

	$5,663

LTM Free Cash Flow		$113,733

LTM Return on Equity

Average Shareholders’ Equity over Last Twelve Months		$145,942
Shareholders’ Equity as of 7/3/2010	197,069
Shareholders’ Equity as of 6/27/2009	94,815

	145,942

LTM Net Income		$95,975

Fiscal Year ended 4/3/2010	87,256
Plus: Three Months Ended 7/3/2010	16,498
Less: Three Months Ended 6/27/2009	(7,779)

	95,975

Net Income / Avg. Shareholder Equity over Last Twelve Months		65.8%

Forward-Looking Statements

Some of the statements in this current report on Form 8-K are forward-looking in nature, including expectations regarding backlog and new bookings. These statements are based on management’s current expectations or beliefs, are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the statements. These factors may include the possibility that the Company is unable to recognize revenue on new bookings or contracts in its order backlog. Although the Company’s new bookings and backlog as indicated above are based on signed purchase orders or other written contractual commitments in effect as of the end of our first fiscal quarter, we cannot guarantee that our bookings or order backlog will result in actual revenue in the originally anticipated period or at all, which could reduce our revenue, profitability and liquidity. You should also consider other risks outlined in the Company’s filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal 2010 year filed on June 4, 2010 and the Company’s quarterly report on Form 10-Q for the fiscal 2011 first quarter filed on August 6, 2010. Statements in this current report on Form 8-K should be evaluated in light of these important factors. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date: September 7, 2010	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary